UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010 (April 21, 2010)
GRAY TELEVISION, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA (Address of principal executive offices)	30319 (Zip Code)
Registrant’s telephone number, including area code: (404) 504-9828
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01. Regulation FD Disclosure
     On April 21, 2010, Gray Television, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced offering of $365.0 million in aggregate principal amount of senior secured second lien notes due 2015 (the “Notes”), pursuant to an exemption under the Securities Act of 1933. The consummation of the offering of Notes is conditioned upon customary closing conditions.
     A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.
     The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Number	Exhibit

99.1	Press Release, dated April 21, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer and Senior Vice President

Date: April 22, 2010

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release, dated April 21, 2010

4